Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD, INCLUDING WITHOUT LIMITATION PURSUANT TO ANY SWAP, HEDGE, PLEDGE OR OTHER ARRANGEMENT THAT TRANSFERS TO ANOTHER, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

CHINOOK THERAPEUTICS U.S., INC.

CONVERTIBLE PROMISSORY NOTE

Note No.: _______
$ [●]	Made as of [●], 2020

Subject to the terms and conditions of this Note, for value received, Chinook Therapeutics U.S., Inc., a Delaware corporation (the “Company”), with chief executive offices at 1600 Fairview Avenue East, Suite 100, Seattle, WA 98102, hereby promises to pay to [____________] or registered assigns (“Holder”), the principal sum of [___________] Dollars ($[_______]), or such lesser amount as shall then equal the outstanding principal amount hereunder, together with interest accrued on the unpaid principal amount at the Applicable Rate (as defined below). Interest shall begin to accrue on the date of this Note and shall continue to accrue on the outstanding principal until the entire Balance is converted, as provided in Section 2, and shall be computed based on the actual number of days elapsed and on a year of 365 days.

This Note has been issued pursuant to that certain Note Purchase Agreement, dated as of June 1, 2020 (the “Purchase Agreement”), by and among the Company, the original holder of this Note and certain other investors and is subject to the provisions of the Purchase Agreement. This Note is one of several similar convertible promissory notes that has been issued in connection with that certain Agreement and Plan of Merger dated on or about June 1, 2020 (the “Merger Agreement”) by and among Aduro Biotech, Inc., a Delaware corporation (“Parent”), Aspire Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company pursuant to which the Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (such transaction, the “Merger”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. The following is a statement of the rights of Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees.

1. DEFINITION. The following definitions shall apply for purposes of this Note.

“Actual Conversion Amount” means all (or if permitted by the terms of this Note, that lesser portion) of the Balance actually converted into Conversion Stock pursuant to Section 2.1 or Section 2.2, as applicable, on an Actual Conversion Date, including, if accrued interest and expenses convert pursuant to the terms of this Note, interest and expenses accrued through such Actual Conversion Date and actually converted into Conversion Stock.

“Actual Conversion Date” means a date on which all (or if permitted by this Note, a lesser portion) of the Balance of this Note is converted pursuant to Section 2.1 or Section 2.2, as applicable.

“Affiliate” has the meaning ascribed to it in Rule 144 promulgated under the Securities Act.

“Applicable Rate” means a rate equal to the short-term applicable federal rate published by the IRS in the month in which this Note is issued.

“Balance” means, at the applicable time, the sum of all then outstanding principal of this Note, all then accrued but unpaid interest and all other amounts (including fees and expenses) then accrued but unpaid under this Note.

“Business Day” means a weekday on which banks are open for general banking business in San Francisco, California.

“Company” shall include, in addition to the Company identified in the opening paragraph of this Note, any corporation or other entity which succeeds to the Company’s obligations under this Note, whether by permitted assignment, by merger or consolidation, operation of law or otherwise.

“Conversion Date” means the date of the Merger Closing or a subsequent date prior to the Maturity Date, as mutually agreed by the Company, the Requisite Holders and, prior to the termination of the Merger Agreement, Parent.

“Conversion Price” means (a) if the Conversion Stock is Next Financing Stock, an amount equal to the Next Financing Price or (b) in a case of conversion upon the Conversion Date under Section 2.2 or at the Maturity Date, an amount equal to the volume weighted average closing trading price of a share of Parent Common Stock on Nasdaq (or such other Nasdaq market on which the Parent Common Stock then trades) for the VWAP Period. The Conversion Price is subject to adjustment as provided herein.

“Conversion Stock” means (a) if the Balance is converted pursuant to the terms of Section 2.1, equity securities of Parent that are sold in the Next Financing (“Next Financing Stock”) and (b) if the Balance is converted pursuant to Section 2.2, Parent Common Stock. The number and character of shares of Conversion Stock are subject to adjustment as provided in this Note and the term “Conversion Stock” shall include the stock and other securities and property that are, on an Actual Conversion Date, receivable or issuable upon such conversion of this Note in accordance with its terms.

“Financing Document” means each of this Note, the Notes, the Purchase Agreement, and any document entered into, executed or delivered under or in connection with, or for the purpose of amending, any of such documents.

“Lost Note Documentation” means documentation satisfactory to the Company or Parent, as applicable, and, with regard to a lost or stolen Note, including, if required by the Company or Parent, as applicable, an affidavit of lost note and an indemnification agreement by Holder in favor of the Company or Parent, as applicable, with respect to such lost or stolen Note.

“Majority Holders” has the meaning set forth for such term in Section 6.8 of the Purchase Agreement.

“Maturity Date” means the date that is thirty (30) days following the Merger Closing.

“Merger Closing” means the closing of the Merger.

“Next Financing” means the next sale of equity securities of Parent for capital raising purposes in a single transaction or in a series of related transactions in each case occurring after the Merger Closing on or before the Maturity Date, for an aggregate gross purchase price paid to Parent of no less than $15,000,000.00 (excluding the principal amount of and accrued interest or any other amounts owing to all Notes converted into Conversion Stock in such sale).

“Next Financing Closing” means the initial closing of the Next Financing.

“Next Financing Price” means the lowest per-share selling price of Conversion Stock sold for new cash investment in the Next Financing.

“Note” means this Convertible Promissory Note.

“Notes” means a series of convertible promissory notes aggregating up to $25,000,000.00 in original principal amount issued under the Purchase Agreement, of which this Note is one, each such note containing substantially identical terms and conditions as this Note.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other entity or any governmental authority.

“Securities Act” means the Securities Act of 1933, as amended.

“VWAP Period” means the five (5) trading days ending the trading day immediately prior to the Conversion Date.

2. CONVERSION.

2.1 Conversion in Next Financing. At the Next Financing Closing, the entire Balance then outstanding shall automatically be cancelled and converted into that number of shares of Conversion Stock obtained by dividing (a) the entire Balance by (b) the Conversion Price then in effect. Such conversion shall be deemed to occur under this Section 2.1 concurrently with the Next Financing Closing, without regard to whether Holder has then delivered to the Company or Parent, as applicable, this Note (or the Lost Note Documentation where applicable). At the Next Financing Closing, Holder shall deliver to the Company or Parent, as applicable, any documentation reasonably required by the Company or Parent, as applicable and, prior to termination of the Merger Agreement, shall deliver to Parent any documentation reasonably required by Parent, including without limitation all financing documents executed by the investors in connection with such Next Financing Closing.

2.2 Conversion at the Conversion Date or Maturity Date. If the entire Balance of this Note has not converted in a Next Financing, on the Conversion Date or Maturity Date, as applicable, the entire Balance under this Note shall convert into shares of Conversion Stock obtained by dividing (a) the entire Balance by (b) the Conversion Price effective at the Conversion Date or Maturity Date, as applicable. Such conversion shall have been deemed to have occurred (i) immediately after the effectiveness of the Merger Closing, if the Conversion Date is the date of the Merger Closing, (ii) at the close of business on the date immediately preceding the Conversion Date or (iii) at the Maturity Date. At the Conversion Date or Maturity Date, as applicable, Holder shall deliver to the Company or Parent, as applicable, any documentation reasonably required by the Company or Parent, as applicable and, prior to termination of the Merger Agreement, shall deliver to Parent any documentation reasonably required by Parent, in connection with the conversion of this Note. The Company or Parent, as applicable, agrees to provide the Holder with at least five (5) days advance notice of the Conversion Date or Maturity Date, as applicable.

2.3 Termination of Rights. Except for the right to obtain certificates representing the Conversion Stock under Section 3, all rights with respect to this Note shall terminate upon the effective conversion of the entire Balance of the Note as provided in Section 2.1 or Section 2.2, whichever is applicable. Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company or Parent, as applicable (or Lost Note Documentation where applicable) as soon as practicable after conversion. In any event, Holder shall not be entitled to receive any stock certificates representing the shares of Conversion Stock issuable upon conversion of this Note unless and until Holder has surrendered the original of this Note (or Lost Note Documentation where applicable).

2.4 SEC and Exchange Requirements. Any conversion of this Note into Parent Common Stock or other securities of Parent shall be contingent upon and subject in all respects to compliance with the rules and regulations promulgated by the SEC and Nasdaq listing rules and requirements.

3. CERTIFICATES; NO FRACTIONAL SHARES. Subject to Section 2.3, as soon as practicable after conversion of this Note pursuant to Section 2.1 or Section 2.2, as applicable, the Company at its expense will cause to be issued in the name of Holder and to be delivered to Holder, a certificate or certificates for the number of shares of Conversion Stock to which Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company, by the Company’s Certificate of Incorporation and Bylaws and by any agreement between the Company and Holder), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note. No fractional shares shall be issued upon conversion of this Note. If upon any conversion of this Note (and after aggregating the amounts of all other Notes held by the same Holder which are converted at the same time as this Note), a fraction of a share would otherwise be issued, then in lieu of such fractional share, the Company shall pay to Holder an amount in cash equal to such fraction of a share multiplied by the applicable Conversion Price.

4. ADJUSTMENT PROVISIONS. So long as any of the Balance of this Note remains outstanding and the conversion right under Section 2 has not terminated, the number and character of shares of Conversion Stock issuable upon conversion of this Note upon an Actual Conversion Date and, to the extent set forth in this Section 4, the Conversion Price therefor, are each subject to adjustment upon each occurrence of an adjustment event described in Sections 4.1 through 4.4 occurring between the date this Note is issued and such Actual Conversion Date:

4.1 Adjustment for Stock Splits and Stock Dividends. The Conversion Price and the number of shares of Conversion Stock shall each be proportionally adjusted as appropriate to reflect any stock dividend, stock split, reverse stock split or other similar event affecting the number of outstanding shares of Conversion Stock without the payment of consideration to Parent therefor at any time during the VWAP Period.

4.2 Adjustment for Other Dividends and Distributions. If Parent shall, after the Merger Closing and before the Actual Conversion Date, make or issue, or shall fix a record date for the determination of eligible holders of its capital stock entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock that is payable in securities of the Company (other than issuances with respect to which adjustment is made under Sections 4.1 or 4.3), or in assets (other than cash dividends) (each, a “Dividend Event”), and such dividend or other distribution is actually made, then, and in each such case, Holder, upon conversion of an Actual Conversion Amount at any time after such Dividend Event, shall receive, in addition to the Conversion Stock issuable upon such conversion of the Note, the securities or other assets that would have been issuable to Holder had Holder, immediately prior to such Dividend Event, converted such Actual Conversion Amount into Conversion Stock. For the avoidance of doubt, in no event shall the contingent value rights that may be issued to Parent securityholders in connection with the Merger be considered a dividend or distribution for purposes of this Section 4.2.

4.3 Adjustment for Consolidation or Merger. If, after the Merger Closing and before the Actual Conversion Date, Parent shall consolidate with or merge into one or more other corporations or other entities, other than in connection with the Merger, and pursuant to such consolidation or merger stock, other securities or other property is issued or paid to holders of Conversion Stock (each, a “Reorganization Event”), then, and in each such case, Holder, upon conversion of an Actual Conversion Amount after the consummation of such Reorganization Event, shall be entitled to receive (in lieu of the stock or other securities and property that Holder would have been entitled to receive under the terms of this Note upon such conversion but for such Reorganization Event), the stock or other securities or property that Holder would have been entitled to receive upon the consummation of such Reorganization Event if, immediately prior to such Reorganization Event, Holder had converted such Actual Conversion Amount into Conversion Stock, all subject to further adjustment as provided in this Note, and the successor corporation or other successor entity in such Reorganization Event shall duly execute and deliver to Holder a supplement to this Note acknowledging such corporation’s or other entity’s obligations under this Note; and in each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such Reorganization Event.

4.4 Reserved.

4.5 Notice of Adjustments. The Company shall promptly give written notice of each adjustment of the Conversion Price or the number or type of shares of Conversion Stock or other securities or property issuable upon conversion of this Note that is required under this Section 4. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

4.6 No Change Necessary. The form of this Note may, but need not, be changed because of any adjustment in the Conversion Price or in the number or type of shares of Conversion Stock issuable upon its conversion.

4.7 Reserved.

5. PROVISIONS RELATING TO STOCKHOLDERS RIGHTS.

5.1 Rights as Investor. Upon conversion of the Balance in connection with the Next Financing, Holder shall be entitled to the rights and be subject to all other obligations of the investors in the Conversion Stock issued in the Next Financing.

5.2 No Voting or Other Rights. This Note does not entitle Holder to any voting rights or other rights as a stockholder of the Company or Parent, as applicable, unless and until (and only to the extent that) this Note is actually converted into shares of the Company’s capital stock or Parent’s capital stock in accordance with its terms. In the absence of conversion of this Note into Conversion Stock, no provisions of this Note and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company or Parent for any purpose. For the avoidance of doubt, this Note does not entitle Holder to any contingent value rights that may be issued to Parent securityholders in connection with the Merger, regardless of whether the Note is converted into Parent securities.

6. REPRESENTATIONS AND WARRANTIES OF HOLDER.

In order to induce the Company to enter into the Financing Documents and issue this Note to the original Holder, the original Holder has made representations and warranties to the Company and Parent as set forth in the Purchase Agreement.

7. GENERAL PROVISIONS.

7.1 Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

7.2 Attorneys’ Fees. In the event any party is required to engage the services of an attorney for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

7.3 Transfer. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, directly or indirectly, in whole or in part, including without limitation pursuant to any swap, hedge, pledge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of this Note or the Conversion Stock, whether any such transaction is to be settled by delivery of Parent Common Stock or other Parent securities, in cash or otherwise, without the Company’s prior written consent, which the Company may withhold in its sole discretion; provided, however, that this Note may be assigned, conveyed or transferred without the prior written consent of the Company to any Affiliate of Holder who: (a) executes and delivers an acknowledgement that such transferee agrees to be subject to, and bound by, all the terms and conditions of this Note, (b) makes the representations and warranties to the Company and Parent that are set forth in Section 4 of the Purchase Agreement, and (c) (if requested by the Company) delivers to the Company an opinion of legal counsel, reasonably satisfactory to the Company, that such transfer complies with state and federal securities. Subject to the foregoing, the rights and obligations of the Company and Holder under this Note and the other Financing Documents shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

7.4 Governing Law. This Note shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware, without reference to principles of conflict of laws or choice of laws.

7.5 Counterparts; Facsimile. This Note may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6 Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

7.7 Notices. Unless otherwise provided herein, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or three (3) Business Days after deposit with an international express overnight air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (c) four (4) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the party to be notified at the address indicated for such party in Section 6.6 of the Purchase Agreement, or at such other address as any party hereto may designate for itself to receive notices by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section.

7.8 Amendments and Waivers. This Note and all other Notes issued under the Purchase Agreement may be amended and provisions may be waived by the Note holders, the Company, and, prior to the termination of the Merger Agreement, Parent as provided in Section 6.8 of the Purchase Agreement. Any amendment or waiver effected in accordance with Section 6.8 of the Purchase Agreement shall be binding upon each holder of any Notes at the time outstanding, each future holder of the Notes and the Company.

7.9 Third-Party Beneficiary. Parent is an intended third-party beneficiary of this Note, and shall be entitled to enforce any provisions hereof as if it were a party hereto.

7.10 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be signed in its name as of the date first written above.

THE COMPANY

CHINOOK THERAPEUTICS U.S., INC.

By:
Name:
Title

AGREED AND ACKNOWLEDGED:

HOLDER

[NAME OF HOLDER]

By:
Name:
Title:

[Signature Page to Convertible Promissory Note of Chinook Therapeutics U.S., Inc.]